                                  SCHEDULE 14A

                                   (RULE 14A)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO.)

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
/X/
Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Section240.14a-11 or Section240.14a-12

                            SCOTT TECHNOLOGIES, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                                      SAME
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of filing fee (Check the appropriate box):
/X/
No fee required.
/ / Fee computed on table below per Exchange Act Rules 14a-6(I)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:
    (2) Aggregate number of securities to which transaction applies:
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
    (4) Proposed maximum aggregate value of transaction:
    (5) Total fee paid:

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:
    (2) Form, Schedule or Registration Statement No.:
    (3) Filing Party:
    (4) Date Filed:

                            SCOTT TECHNOLOGIES, INC.
                       5875 LANDERBROOK DRIVE, SUITE 250
                          MAYFIELD HEIGHTS, OHIO 44124

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             ---------------------

    NOTICE IS HEREBY GIVEN that the Annual Meeting of the holders of common stock, par value $.10 per share, of Scott Technologies, Inc. (the "Corporation") will be held at Scott Technologies, Inc., 5875 Landerbrook Drive, Mayfield Heights, Ohio, on Wednesday, May 26, 1999, at 1:00 p.m. local time, to consider and take action with respect to the following:

    1. To elect a class of two directors each for a term of three years, such elected directors to serve until their successors shall be elected and qualified.

    2. To conduct such other business as may properly come before the Annual Meeting or any adjournments thereof.

    Holders of common stock of record at the close of business on March 29, 1999 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

                                           By Order of the Board of Directors

                                           Glen W. Lindemann
                                           PRESIDENT AND CHIEF EXECUTIVE OFFICER

Dated: April 14, 1999

                            YOUR VOTE IS IMPORTANT.
               PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY/VOTING
            INSTRUCTION CARD AND RETURN IT IN THE ENCLOSED ENVELOPE.

                            SCOTT TECHNOLOGIES, INC.
                       5875 LANDERBROOK DRIVE, SUITE 250
                          MAYFIELD HEIGHTS, OHIO 44124

                            ------------------------

                                PROXY STATEMENT
                            MAILED ON APRIL 14, 1999
           ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 26, 1999

                            ------------------------

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Scott Technologies, Inc. (the "Corporation") to be used at the Annual Meeting of the holders of common stock, par value $.10 per share (the "Common Stock"), of the Corporation to be held on May 26, 1999 and at any adjournment thereof. The time and place of the Annual Meeting are stated in the Notice of Annual Meeting of Stockholders which accompanies this Proxy Statement.

    The Board of Directors of the Corporation (the "Board") has fixed the close of business on March 29, 1999 as the record date (the "Record Date") for determining the stockholders of the Corporation entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

    The expense of soliciting proxy/voting instruction cards ("proxies"), including the costs of preparing, assembling and mailing the Notice, Proxy Statement and proxy, will be borne by the Corporation. In addition to the use of the mail, proxies may be solicited personally or by telephone, facsimile or telegraph. The Corporation may pay persons holding shares for others their expenses in sending proxy material to their principals, and solicitation of proxies may also be made on behalf of the Board by Morrow & Company for a fee of $6,500 plus reasonable expenses.

                                 VOTING RIGHTS

    Only stockholders as of the Record Date are entitled to notice of and to vote at the Annual Meeting. The proxy will also serve to instruct the trustees of the Scott Technologies, Inc. 401(k) Savings Plan for Salaried Employees, the Scott Technologies, Inc. 401(k) Savings Plan for Hourly Employees and the Scott Technologies, Inc. 401(k) Savings Plan for Bargaining Unit Employees on how to vote any shares of Common Stock held by the plans. The number of shares printed on the proxy accompanying this Proxy Statement includes, when applicable, shares allocated to the participants in any such plan.

    As of the Record Date, there were 18,186,983 shares of Common Stock issued and outstanding. There are no other outstanding classes of voting securities of the Corporation. Each holder of a share of Common Stock is entitled to one vote per share on each matter presented at the Annual Meeting. Pursuant to a capital restructuring plan that was approved by the Corporation's stockholders on December 15, 1998, each share of the Corporation's Class A Common Stock (par value $.10 per share) and each share of the Corporation's Class B Common Stock (par value $.10 per share) were automatically reclassified as and converted into one share of Common Stock (par value $.10 per share).

    The presence of the holders of a majority of the issued and outstanding shares of Common Stock in person or represented by duly executed proxies at the Annual Meeting and entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting.

    The affirmative vote of the holders of a plurality of the shares of Common Stock present in person or represented by duly executed proxies at the Annual Meeting and entitled to vote is required for the election of directors. Cumulative voting for the election of directors is not permitted.

    Shares entitled to vote represented by proxies which are properly executed and returned before the Annual Meeting will be voted at the Annual Meeting as directed therein. If no vote is specified therein, the shares will be voted "FOR" the election of the nominees for director named in this Proxy Statement. Shares represented by proxies which are marked "WITHHELD" with regard to the election of the nominees for director will be excluded entirely from the vote and will have no effect.

    The Board does not know of any other business to be presented for consideration at the Annual Meeting. If any other business properly comes before the Annual Meeting or any adjournment thereof, the proxies will be voted on such matters in the discretion of the proxy holders. The Delaware General Corporation Law provides that, unless otherwise provided in the proxy and unless the proxy is coupled with an interest, a stockholder may revoke a proxy previously given at any time prior to its exercise at the Annual Meeting. A stockholder who has given a proxy may revoke it at any time before it is exercised by delivering to any of the persons named as proxies, or to the Corporation addressed to the Secretary, an instrument revoking the proxy, by appearing at the Annual Meeting and voting in person or by executing a later dated proxy which is exercised at the Annual Meeting.

                             PRINCIPAL STOCKHOLDERS

    The stockholders named in the following table are those which are known to the Corporation to be the beneficial owners of 5% or more of Common Stock. Unless otherwise indicated, the information is as of March 29, 1998. For purposes of this table, and as used elsewhere in this Proxy Statement, the term "beneficial owner" means any person who, directly or indirectly, has or shares the power to vote, or to direct the voting of, a security or the power to dispose, or to direct the disposition of, a security or has the right to acquire shares within sixty (60) days. Except as otherwise indicated, the Corporation believes that each owner listed below exercises sole voting and dispositive power over its shares.

                   NAME AND ADDRESS OF                     AMOUNT AND NATURE OF  PERCENT OF COMMON
                    BENEFICIAL OWNER                       BENEFICIAL OWNERSHIP      STOCK(1)
---------------------------------------------------------  --------------------  -----------------
Richard C. Blum & Associates, L.P. and Affiliates
  909 Montgomery Street, Suite 400
  San Francisco, CA 94133................................         3,829,276(2)            21.0%

Reich & Tang Asset Management, LP
  600 Fifth Avenue
  New York, NY 10020.....................................         2,726,200(3)            14.9%

Southeastern Asset Management, Inc.
  6410 Poplar Avenue, Suite 900
  Memphis, TN 38119......................................         1,823,000(4)            10.0%

NewSouth Capital Management, Inc.
  1000 Ridgeway Loop Road, Suite 233
  Memphis, TN 38120......................................         1,248,478(4)             6.8%

------------------------

(1) Based upon the number of shares outstanding as of the Record Date.

(2) These shares are owned, as of April 7, 1999, by (i) five investment advisory clients for which Richard C. Blum & Associates, L.P. ("Blum L.P.") is the investment manager with voting and investment discretion; (ii) three limited partnerships for which Blum L.P. is the general partner; and (iii) one limited partnership for which RCBA GP, L.L.C. ("RCBA GP") is the general partner. Richard C. Blum is a significant stockholder and chairman of Richard C. Blum & Associates, Inc. ("RCBA Inc."), the general partner of Blum L.P., and a managing member of RCBA GP. Mr. Blum, Blum L.P., RCBA Inc. and RCBA GP disclaim beneficial ownership of these shares except to the extent of any pecuniary interest therein.

(3) This amount, as reflected in a report on Schedule 13G dated February 11, 1999 and as of December 31, 1998, consists of 2,726,200 shares as to which the reporting person claims shared voting and dispositive power. The reporting person does not claim any sole voting or dispositive power.

(4) This amount, as reflected in a report on Schedule 13G dated April 7, 1999 and as of March 31, 1999, filed by Southeastern Asset Management, Inc. ("Southeastern"), Longleaf Partners Small-Cap Fund ("Longleaf") and O. Mason Hawkins, as a group, consists of 1,823,000 shares as to which Southeastern and Longleaf claim shared voting and dispositive power and no shares as to which Mr. Hawkins claims shared or sole voting or dispositive power. Southeastern and Longleaf do not claim any sole voting or dispositive power.

(5) This amount, as reflected in a report on Schedule 13G dated February 8, 1999 and as of December 31, 1998, consists of 1,230,978 shares as to which the reporting person claims sole voting power; 17,500 shares as to which the reporting person claims shared voting power; and 1,248,478 shares as to which the reporting person claims sole dispositive power. The reporting person does not claim any shared dispositive power.

                         STOCK OWNERSHIP OF DIRECTORS,
                   NOMINEES FOR DIRECTOR, EXECUTIVE OFFICERS
                        AND ONE FORMER EXECUTIVE OFFICER

    The following table and notes thereto set forth information, as of March 29, 1999 (except as specified below), with respect to the beneficial ownership of shares of Common Stock by each director, each nominee for director and each current and former executive officer named (the "Named Executive Officers") by the Corporation in the Summary Compensation Table and, as a group, by the directors and current executive officers of the Corporation, based upon information furnished to the Corporation by such persons. Except as otherwise indicated, the Corporation believes that each beneficial owner listed below exercises sole voting and dispositive power.

                                                             AMOUNT OF BENEFICIAL
                                                           OWNERSHIP AS OF MARCH 29,
                                                                     1999
                                                          ---------------------------
                        NAME OF                            NUMBER OF   PERCENTAGE OF
                    BENEFICIAL OWNER                        SHARES      COMMON STOCK
--------------------------------------------------------  -----------  --------------

Robert P. Collins.......................................          300        *

Richard DeLisle.........................................       14,257(1)       *

N. Colin Lind...........................................    3,829,276(2)      21%

Glen W. Lindemann.......................................       98,246(3)       *

Frank N. Linsalata......................................        5,000        *

F. Rush McKnight........................................        7,896(4)       *

Harrison Nesbit, II.....................................          616(5)       *

John P. Reilly..........................................       46,389        *

Debra L. Kackley........................................        5,666(6)       *

Mark A. Kirk............................................        1,800(7)       *

William J. Sickman......................................       82,958(8)       *

All Directors and Current Executive Officers as a Group
  (10 persons)..........................................    4,009,446(9)      22%

------------------------

*   Less than one percent (1%).

(1) This amount includes 13,668 shares that may be acquired beneficially within 60 days by exercising stock options.

(2) Mr. Lind is a director and officer of RCBA Inc., an officer of Blum L.P., and a managing member of RCBA GP (see note 2 to the preceding table). Mr. Lind disclaims beneficial ownership of these shares except to the extent of any pecuniary interest therein.

(3) This amount includes 85,334 shares that may be acquired beneficially within 60 days by exercising stock options.

(4) This amount does not include 1,150 shares owned by Mr. McKnight's wife.

(5) This amount does not include 251 shares owned by Mr. Nesbit's wife.

(6) This amount includes 5,666 shares that may be acquired beneficially within 60 days by exercising stock options.

(7) This amount does not include 1,200 shares owned by Mr. Kirk's wife.

(8) This amount includes 76,000 shares that may be acquired beneficially within 60 days by exercising stock options.

(9) The shares of Common Stock include 104,668 shares with respect to which certain current and former executive officers have a right to acquire beneficial ownership within 60 days.

                                   PROPOSAL 1
                      NOMINATION AND ELECTION OF DIRECTORS

    The bylaws of the Corporation provide that the Board shall consist of not less than five nor more than eleven members and that, within such limits, the Board is empowered to increase or decrease the total number of directors as well as the number of directors in each class provided that each class shall continue to consist of, as nearly as may be, one-third of the whole number of the Board. Effective April 1, 1998, the Board fixed the size of the Board at six directors. On May 7, 1998, Harry E. Figgie, Jr., the Corporation's founder, and his affiliates sold their shares of the Corporation's common stock to Blum L.P. and its affiliates. In connection with this event, the Board fixed the number of directors at seven, effective May 7, 1998, and appointed N. Colin Lind, a managing director of Blum L.P., as a director of the Corporation. Mr. Lind is Blum L.P.'s representative on the Board. SEE "Certain Transactions--Agreements with Blum L.P. or Affiliates."

    The Board currently is divided into three classes of three, two and two directors each. The term of office of one class of directors expires each year and at each annual meeting the successors to the directors of the class whose term is expiring in that year are elected to hold office for a term of three years and until their successors shall be elected and qualified.

    The two directorships expiring this year are presently filled by Glen W. Lindemann and Harrison Nesbit, II. Mr. Lindemann has stated that he will stand for re-election as a director, but Mr. Nesbit is retiring from the Board and will not stand for re-election. Mr. Nesbit will become a Director Emeritus upon expiration of his current term. The Board has fixed the number of directors at six, divided into three classes of two directors each, effective upon the expiration of Mr. Nesbit's term on May 26, 1999.

    The Board has nominated N. Colin Lind and Glen W. Lindemann as nominees for election at this Annual Meeting to the class of directors whose term expires in 2002. Mr. Lind, whose current term expires in 2000, has been nominated for the class of directors whose term expires in 2002 in order for each class of directors to have two members.

    Each nominee has informed the Corporation that he is willing to serve for the term to which he is nominated if he is elected. If a nominee for director should become unavailable for election or is unable to serve as a director, the shares represented by proxies voted in favor of that nominee will be voted for any substitute nominee as may be named by the Board.

    The information appearing in the following tables and the notes thereto has been furnished to the Corporation, where appropriate, by the nominees for director and the directors continuing in office with respect to: (i) the present principal occupation or employment of each nominee and each continuing director and, if such principal occupation or employment has not been carried on during the past five years, the occupation or employment during such period, (ii) the names and principal businesses of the corporations or other organizations in which such occupation or employment is carried on and/or has been carried on during the past five years, and (iii) the directorships held by each respective nominee or continuing director on the boards of publicly held and certain other corporations and entities:

                       NOMINEES FOR ELECTION AS DIRECTORS
                           FOR A TERM OF THREE YEARS

                                                                                              IF ELECTED, TERM
                                                                                 SERVED AS    EXPIRES AT ANNUAL
                                                                                 DIRECTOR        MEETING OF
NAME AND PRINCIPAL OCCUPATION                                                      SINCE       STOCKHOLDERS IN
------------------------------------------------------------------------------  -----------  -------------------
N. COLIN LIND, age 43                                                                 1998             2002
    Director, since 1988, and Managing Director, since 1987, of Richard C.
    Blum and Associates, Inc., the general partner of Blum L.P., an investment manager; Managing Director of Blum L.P. since 1994; Director of
    Haemonetics Corporation.

GLEN W. LINDEMANN, age 59                                                             1996             2002
    President and Chief Executive Officer, Scott Technologies, Inc., since
    September 22, 1997; Member of Office of the Chairman, Scott Technologies,
    Inc., from January 24, 1997 to September 22, 1997; President of Scott
    Technologies, Inc.'s Scott Aviation division from 1989 to September 22,
    1997; President, Paxall Circle Machinery from 1986 to 1989; President,
    Telesis Controls Corp. from 1983 to 1986; General Manager, Norton Company,
    Safety Equipment Group from 1979 to 1983.

VOTE REQUIRED FOR APPROVAL

    The affirmative vote of the holders of a plurality of the shares of Common Stock present in person or represented by duly executed proxies at the Annual Meeting and entitled to vote is required for the election of the nominees as directors of the Corporation.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR.

                         DIRECTORS CONTINUING IN OFFICE

                                                                                 SERVED AS     TERM EXPIRES AT
                                                                                 DIRECTOR     ANNUAL MEETING OF
NAME AND PRINCIPAL OCCUPATION                                                      SINCE       STOCKHOLDERS IN
------------------------------------------------------------------------------  -----------  -------------------
F. RUSH McKNIGHT, age 69                                                              1985             2001
    Retired Partner, Calfee, Halter & Griswold LLP, Cleveland, Ohio, law firm;
    Partner until December 31, 1996; Managing Partner from 1985 to 1991;
    Director, Universal Electronics, Inc.

JOHN P. REILLY, age 55                                                                1995             2001
    Partner, Reilly, Erwin & Company, L.L.C., which works in partnership with
    Bessemer Holdings L.P. to make acquisitions and equity investments, since
    September 1997; President & CEO, Stant Corporation, a leading manufacturer of parts and systems for the original and replacement automotive, heavy duty and industrial markets, from January 1997 to September 1997;
    non-employee Chairman of the Board, Scott Technologies, Inc., from January
    24, 1997 to November 3, 1998; Member of Office of the Chairman, Scott
    Technologies, Inc., from January 24, 1997 to September 22, 1997; Chairman of the Board, Scott Technologies, Inc., from May 16, 1995 to January 24,
    1997; President and Chief Executive Officer, Scott Technologies, Inc.,
    from January 3, 1995 to January 24, 1997; President and Chief Executive
    Officer, Brunswick Corporation, the world leader in marine power, pleasure boating and recreation, from 1993 to 1994; President and Chief Executive
    Officer, Tenneco Automotive, from 1987 to 1993; Director of
    Aeroquip-Vickers, Inc. (formerly known as Trinova Corporation).

ROBERT P. COLLINS, age 61                                                             1997             2000
    Chairman of the Board, Scott Technologies Inc., since November 3, 1998;
    Chief Executive Officer, Capstone Partners, Inc., a management consulting firm which assists international companies to design and implement strategic expansion programs, since May 1, 1998; President and Chief
    Executive Officer, GE Fanuc Automation North America, Inc., a manufacturer of industrial control systems, from January 1, 1987 to 1998; Director of
    Comdial Corporation and Director of CSE Systems & Engineering Ltd.

FRANK N. LINSALATA, age 56                                                            1998             2000
    President, FNL Management Corp., fund sponsor of leveraged buy-out funds, since 1990; General Partner, Linsalata Capital Partners Fund I, since
    1990, Linsalata Capital Partners Fund II, since 1995, and Linsalata
    Capital Partners Fund III, since 1998; Chairman of Tranzonic Companies,
    CMS Hartzell Inc. and Highland Group Industries; and Vice Chairman of
    America's Body Company.

               MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

    The Board held 11 meetings and seven telephonic meetings during the year ended December 31, 1998. During the year, no incumbent director attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board held during the period he served as a director and (ii) the total number of meetings held by any committee of the Board on which he served.

    The committees of the Board, their principal functions and their respective memberships are as follows:

    AUDIT COMMITTEE

    Frank N. Linsalata, Chairman

    N. Colin Lind

    John P. Reilly

    The Audit Committee's principal assignment is the oversight and review of the internal and external audit functions of the Corporation.

    MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE

    F. Rush McKnight, Chairman

    Robert P. Collins

    N. Colin Lind

    Frank N. Linsalata

    Harrison Nesbit, II

    John P. Reilly

        The Management Development and Compensation Committee (the "Compensation Committee") exercises overall authority with respect to the compensation, development and succession of executive personnel.

    NOMINATING COMMITTEE

    F. Rush McKnight, Chairman

    Glen W. Lindemann

    John P. Reilly

    The Nominating Committee evaluates candidates for Board membership, makes recommendations with respect to the number of directors and candidates to be included in the annual proxy materials, and recommends candidates to fill Board vacancies. The Nominating Committee has not addressed whether it will consider recommendations of stockholders for director candidates.

    STOCK OPTION COMMITTEE

    Harrison Nesbit, II, Chairman

    N. Colin Lind

    Frank N. Linsalata

    The Stock Option Committee administers the Scott Technologies, Inc. Key Employees' Stock Option Plan (the "Stock Option Plan").

    The Board committees held the following numbers of meetings during 1998:
Audit Committee, 2; Compensation Committee, 3; Nominating Committee, 0; and Stock Option Committee, 2. Not included in these totals are those instances in which the committees took action by written unanimous consent.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Robert P. Collins has served as the Corporation's Chairman of the Board since November 3, 1998. Prior to that date, he was not an employee of the Corporation. Mr. Collins serves as a member of the Compensation Committee, of which he was the Chairman until he became the Chairman of the Board.

               BOARD COMMITTEE REPORTS ON EXECUTIVE COMPENSATION

    The Compensation Committee has overall authority with respect to, among other things, the cash compensation paid by the Corporation to executive personnel and other key employees. The Stock Option Committee of the Board of Directors oversees the Corporation's long-term incentive program under which stock options are awarded to key employees, including executives.

    Set forth below are the reports of each committee with respect to executive compensation.

                         COMPENSATION COMMITTEE REPORT
                         ON EXECUTIVE CASH COMPENSATION

    The Compensation Committee's cash compensation policies are designed: (a) to align closely the financial interests of the Corporation's executive officers, including the chief executive officer (the "CEO"), with the financial interests of the Corporation's stockholders and thereby to enhance the Corporation's profitability and stockholder value; (b) to provide compensation packages that are competitive and will attract and retain qualified personnel; and (c) to reward individual performance. The Corporation's cash compensation policies are designed to provide an incentive for executive officers to achieve the Corporation's goals by relating a substantial portion of executive compensation directly to the Corporation's performance.

    Until the Annual Meeting of Stockholders on May 20, 1998, the Compensation Committee included Fred J. Brinkman, who served as Chairman and who did not stand for re-election as a director. Robert P. Collins served as Chairman of the Compensation Committee until he assumed the position of Chairman of the Board on November 3, 1998.

EXECUTIVE OFFICER COMPENSATION POLICIES

    The Compensation Committee, assisted by both an independent compensation consultant and data generated by independent executive compensation analysts, annually establishes ranges of total cash compensation to be paid to executives in each pay grade based upon its review of national surveys of executive compensation which include peer data for diversified corporations of a similar size.

    BASE SALARY. The Compensation Committee establishes base salary ranges for executive officers at amounts that, in general, are substantially similar to the base salary amounts expected to be paid by comparable companies to executives having comparable positions. The Compensation Committee believes that the Corporation must pay competitive base salaries in order to attract and retain qualified executives.

    ANNUAL CASH INCENTIVE AMOUNTS. The Corporation has an incentive program under which the officers have the opportunity to receive a bonus which is directly related to the performance of the Corporation. A bonus pool for officers and other key executives is established based upon actual performance against the Corporation's business plan. The bonus amount for each participant is then calculated in two components: a formula-based component and a discretionary component.

    Seventy-five percent of the bonus pool is used for the formula-based component, which is based upon the Corporation achieving a specified amount of net income. The target bonus is a percent of base salary, which varies by salary grade, but is the same for all participants within a salary grade.

    Twenty-five percent of the bonus pool is reserved for the discretionary component. The CEO recommends the amount of the discretionary component for each executive officer, other than himself, after assessing the performance of each of those executives. The Compensation Committee then determines the amount of the discretionary award for each executive, including the CEO, up to the maximum percentage of base salary for such award. The discretionary component is based upon the executive's performance, including such person's contributions to the success of those operations for which such person is responsible and to the Corporation in general.

    In 1998, the Corporation did not achieve the target level of net income. Bonuses were paid only to Richard DeLisle, President of the Corporation's Scott Aviation division, based upon the performance of the Scott Aviation division, and Mark Kirk, the Corporation's chief financial officer, pursuant to the provisions of his employment agreement.

    EMPLOYMENT AGREEMENTS. The Corporation has entered into employment agreements with its executive officers at the corporate level. These agreements provide for certain severance benefits in addition to setting forth employment periods and compensation terms which the Compensation Committee believes are appropriate in order to attract, retain and provide incentives to the executives.

CEO COMPENSATION

    The Corporation entered into an amended and restated management agreement dated August 17, 1998 with Glen W. Lindemann, which replaced the amended and restated management agreement dated June 9, 1997. The agreement provides for an annual base salary of $350,000. In determining the CEO's base salary, the Compensation Committee evaluated the compensation paid to chief executive officers of comparable companies.

F. Rush McKnight    Robert P. Collins   N. Colin Lind
Frank N. Linsalata  Harrison Nesbit,    John P. Reilly
                    II

                         STOCK OPTION COMMITTEE REPORT
                      ON LONG-TERM EXECUTIVE COMPENSATION

    The Stock Option Committee administers the Corporation's long-term incentive program, the Key Employees' Stock Option Plan (the "Stock Option Plan"), under which executive officers and other senior executives of the Corporation are provided the opportunity to buy shares of Common Stock. In December 1998, the Stock Option Plan was amended to increase the number of shares authorized for issuance from 1,500,000 to 3,000,000, and revise the provisions relating to transferability of options, a change in control of the Corporation, amendments of the terms of an option and the provisions referring to Class A Common Stock.

    Under the Stock Option Plan, the Corporation may issue non-qualified stock options, "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), and stock appreciation rights (giving the right to elect a payment equal to the appreciation of the stock value over the option price) to executives and other key employees. The Stock Option Plan is intended to provide additional incentives which will enhance the Corporation's ability to attract and retain key employees and align employees' economic interests with those of the Corporation's stockholders.

    The Stock Option Committee, assisted by both an independent consultant and data generated by independent executive compensation analysts, annually establishes stock option grants for executive officers.

    In 1998, the Stock Option Committee granted options for 127,000 shares to three of the Named Executive Officers other than the CEO.

    In connection with Robert P. Collins' employment as Chairman of the Board as of November 3, 1998, the Stock Option Committee granted Mr. Collins options to purchase 186,335 shares of Class A Common Stock (now Common Stock) at an exercise price of $14.4375 per share and 149,665 shares of Class A Common Stock (now Common Stock) at an exercise price of $14.9375 per share. The options will become exercisable as to 46,584 and 37,416, respectively, shares of Common Stock on the first anniversary of the date of grant and as to the remaining shares on the fifth anniversary of the dates of grant, except that the options will be become exercisable earlier in the following three stages: one third of the remaining shares if the market price of a share of Common Stock is at least $18.00 for a period of 20 consecutive trading days, an additional one third of the remaining shares if the market price of a share of Common Stock is at least $24.00 for 20 consecutive trading days, and the remaining one third of the remaining shares if the market price of a share of Common Stock is at least $30.00 for 20 consecutive trading days. The options expire seven years from the date of the grant. The Stock Option Committee believes that the terms of these options provide an incentive to the Chairman of the Board that is appropriately aligned with the interests of stockholders.

    The Stock Option Committee believes that stock options granted under the Stock Option Plan will not be subject to the $1,000,000 limit contained in
Section 162(m) of the Internal Revenue Code as it is intended that the option price will be at least the fair market value on the date of grant and that the composition of the committee will meet certain requirements as to independence contained in regulations adopted pursuant to Section 162(m) of the Internal Revenue Code.

       Harrison Nesbit, II        N. Colin Lind        Frank N. Linsalata

                      EXECUTIVE AND DIRECTOR COMPENSATION

EXECUTIVE COMPENSATION

    SUMMARY OF COMPENSATION. The following table shows information concerning the annual and long-term compensation earned by the CEO, each of the Corporation's other executive officers as of December 31, 1998, and each former executive officer during 1998 whose total annual salary and bonus exceeded $100,000 (the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                       LONG TERM
                                                                                     COMPENSATION
                                                                                     -------------
                                                     ANNUAL COMPENSATION              SECURITIES
                                          -----------------------------------------   UNDERLYING
     NAME AND PRINCIPAL                                            OTHER ANNUAL        OPTIONS/        ALL OTHER
    POSITION DURING 1998         YEAR      SALARY      BONUS       COMPENSATION         SARS(#)     COMPENSATION(1)
-----------------------------  ---------  ---------  ---------  -------------------  -------------  ----------------

Richard DeLisle                     1998  $ 136,250  $ 132,900              --            16,000       $   12,524
President, Scott Aviation
Division(2)

Debra L. Kackley                    1998    112,416          0              --            41,000            9,838
Vice President, General
Counsel and Secretary(3)

Mark A. Kirk                        1998    100,000     50,000              --            70,000            1,833
Senior Vice President and
Chief Financial Officer(4)

Glen W. Lindemann                   1998    350,000          0              --                 0           33,907
President and CEO(5)                1997    221,417    203,800              --           220,000           28,219

William J. Sickman                  1998    144,317          0              --                 0            8,310
Vice President, Corporate           1997    141,917     30,000              --            50,000            5,010
Relations(6)

--------------------------

(1) (a) Includes the discounted value of the benefit to each of the Named Executive Officers of the premium paid by the Corporation for one or more split-dollar insurance policies under which the executive receives an interest in the cash surrender value of the policy at the time when the ownership of the policy is split between the executive and the Corporation. The Named Executive Officers paid a portion of the premium based upon a rate for term life insurance. The amounts reflected in the table for split-dollar insurance in 1998 are as follows: Richard DeLisle, $8,624; Debra L. Kackley, $7,110; Glen W. Lindemann, $24,831; and William J. Sickman, $5,110.
    (b) Includes the Corporation's contribution in 1998 of the following amounts under the Corporation's 401(k) plans: Richard DeLisle, $3,900; Debra L. Kackley, $2,728; Mark A. Kirk, $1,833; Glen W. Lindemann, $9,076; and William J. Sickman, $3,200.

(2) Mr. DeLisle became an executive officer of the Corporation on October 21, 1998. He has been President of the Scott Aviation division since September 22, 1997.

(3) Ms. Kackley became Vice President, General Counsel and Secretary on April 20, 1998. She previously served as Corporate General Attorney since December 2, 1996.

(4) Mr. Kirk became Senior Vice President and Chief Financial Officer on July 6, 1998.

(5) Mr. Lindemann became President and CEO on September 22, 1997. Prior to that time, he served as a member of the Office of the Chairman of the Board from January 24, 1997 to September 22, 1997 and President of the Corporation's Scott Aviation division.

(6) Mr. Sickman became an executive officer of the Corporation on February 1, 1997. He resigned as Vice President, Corporate Relations, on December 21, 1998.

    STOCK OPTIONS. The following table provides information related to options for shares of Common Stock granted to the Named Executive Officers during 1998:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                POTENTIAL REALIZABLE VALUE AT
                             NUMBER OF    % OF TOTAL                                            ASSUMED ANNUAL RATES OF STOCK
                            SECURITIES      OPTIONS                                             PRICE APPRECIATION FOR OPTION
                            UNDERLYING    GRANTED TO    EXERCISE OR                                        TERM(1)
                              OPTIONS    EMPLOYEES IN   BASE PRICE                EXPIRATION   -------------------------------
           NAME              GRANTED#     FISCAL YEAR   ($/ SHARE)   GRANT DATE      DATE         0%         5%         10%
--------------------------  -----------  -------------  -----------  -----------  -----------  ---------  ---------  ---------
Richard DeLisle(2)........      16,000           2.7%    $  13.125     03/09/98     03/09/05           0  $  85,491  $ 199,231
Debra L. Kackley(3).......      10,000           1.7        13.125     03/09/98     03/09/05           0     53,432    124,519
                                 7,000           1.2         14.75     04/20/98     04/20/05           0     42,033     97,955
                                24,000           4.1        14.875     07/22/98     07/22/05           0    145,335    338,692
Mark A. Kirk(4)...........      50,000           8.6         15.00     07/07/98     07/07/05           0    305,325    711,538
                                20,000           3.4         15.00     07/07/98     07/05/99           0     15,000     30,000
Glen W. Lindemann.........          --            --            --           --           --          --         --         --
William J. Sickman........          --            --            --           --           --          --         --         --
All Optionees.............     579,000           100       Various      Various      Various         N/A         --         --

--------------------------

(1) The dollar amounts under these columns are the results of calculations at assumed annual rates of stock price appreciation of 0%, 5% and 10%. These assumed rates of growth were selected by the SEC for illustration purposes only. They are not intended to forecast possible future appreciation, if any, of the Corporation's stock price. Since optionees received options with an exercise price equal to the market value on the date of grant, no gain is possible without an increase in stock prices, which will benefit all stockholders. A 0% gain in stock price will result in a 0% benefit to such optionees.

(2) Mr. DeLisle's option to purchase 16,000 shares of Common Stock is scheduled to vest in 1/3 cumulative installments on each of March 9, 1999, March 9, 2000 and March 9, 2001.

(3) Ms. Kackley's option to purchase 10,000 shares of Common Stock is scheduled to vest in 1/3 cumulative installments on each of March 9, 1999, March 9, 2000 and March 9, 2001; her option to purchase 7,000 shares of Common Stock is scheduled to vest in 1/3 cumulative installments on each of April 20, 1999, April 20, 2000 and April 20, 2001; and her option to purchase 24,000 shares of Common Stock is scheduled to vest in 1/5 cumulative installments on each of July 22, 1999, July 22, 2000, July 22, 2001, July 22, 2002 and
    July 22, 2003.

(4) Mr. Kirk's option to purchase 50,000 shares of Common Stock is scheduled to vest in 1/5 cumulative installments on each of July 7, 1999, July 7, 2000, July 7, 2001, July 7, 2002 and July 7, 2003; his option to purchase 20,000 shares of Common Stock becomes exercisable upon a change in control of the Corporation if such change in control takes place prior to July 6, 1999.

    The following table provides information related to any stock options for shares of Common Stock exercised by the Named Executive Officers during 1998 and certain information about unexercised options held by the Named Executive Officers at December 31, 1998:

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                                 NUMBER OF
                                                                                 SECURITIES
                                                                                 UNDERLYING
                                                                                UNEXERCISED
                                                                                  OPTIONS
                                                                               AT OPTIONS AT    VALUE OF UNEXERCISED
                                                                                 FY-END ($)       IN-THE-MONEY ($)
                                    SHARES ACQUIRED ON      VALUE REALIZED      EXERCISABLE/        EXERCISABLE/
NAME                                   EXERCISE (#)               ($)          UNEXERCISABLE      UNEXERCISABLE (1)
--------------------------------  -----------------------  -----------------  ----------------  ---------------------
Richard DeLisle.................                 0                     0         5,001/ 20,999  $     18,701/$ 74,236

Debra L. Kackley................                 0                     0             0/ 41,000             0/  84,283

Mark A. Kirk....................                 0                     0             0/ 70,000             0/ 107,191

Glen W. Lindemann...............                 0                     0        74,001/177,999       349,737/ 525,649

William J. Sickman..............                 0                     0         76,000/     0         397,378/     0

------------------------

(1) "In-the-money" options are options whose base (or exercise) price was less than the market price of the Common Stock at December 31, 1998. The value of such options is calculated assuming a stock price of $16.5313, which was the closing price of the Common Stock on the Nasdaq Stock Market on December 31, 1998.

COMPENSATION OF DIRECTORS

    Effective April 1, 1998, the directors, except for those who are also employees of the Corporation, receive an annual stipend of $15,000, an attendance fee of $1,000 for each meeting of the Board and $750 for each telephonic meeting of the Board. In addition, the non-employee members of the Audit Committee and the Compensation Committee receive $3,000 per year, and an attendance fee of $500 for each separate meeting (including telephonic meetings). Non-employee members of the Nominating Committee and the Stock Option Committee receive an attendance fee of $500 for each meeting (including telephonic meetings). The directors also receive travel and lodging expenses in connection with their attendance at Board and committee meetings.

    Under the Directors' Stock Option Plan, the non-employee directors receive non-qualified options to purchase shares of Common Stock at an exercise price equal to the fair market value of a share of Common Stock on the grant date. The Directors' Stock Option Plan provides for the grant of options for 2,500 shares of Common Stock on July 1 of each year.

    Under the Corporation's Directors' Death Benefit Plan, the Corporation has agreed to pay a death benefit, in the amount of $200,000, to the estate of each non-employee director and any director who is an employee of the Corporation but is not entitled to participate in the Corporation's regular benefit plans for salaried employees. This benefit is provided to a director while in office, or after leaving office if he ceased to be a director after the later of completing five years of service as a director and attaining age 65, or after leaving office under certain other circumstances specified in the Directors' Death Benefit Plan.

    A director who does not stand for re-election because he is age 72 or older or a director who does not stand for re-election and who was a director in 1976, is designated a "Director Emeritus," is entitled to attend Board meetings, is reimbursed for his travel expenses incurred in attending such Board meetings and is paid the annual fee to which directors are entitled for a period ending upon the earlier of his death or the third anniversary of the date upon which he ceased to be a director.

RETIREMENT PLANS

    RETIREMENT INCOME PLAN II. All of the executive officers of the Corporation are currently accruing retirement income credits under, or will accrue such credits upon their satisfaction of the eligibility requirements set forth in, the Salaried Employee Retirement Income Provisions of the Scott Technologies, Inc. Retirement Income Plan II (the "Salaried Provisions"), a defined benefit pension plan. The Salaried Provisions cover the salaried employees of the Corporation. Directors who are not employees are not entitled to receive retirement benefits under the Salaried Provisions.

    In general, the Salaried Provisions provide that salaried employees accrue dollar units of retirement income credits for each calendar year of participation in the Salaried Provisions on the basis of their "Annual Pensionable Earnings." To receive full benefits under the Salaried Provisions, employees must contribute 2% of their "Annual Pensionable Earnings" over their "Covered Compensation." The following table sets forth the percentage Annual Pensionable Earnings which is accrued as a retirement income credit under the Salaried Provisions based upon 1998 compensation:

                                                       ANNUAL PENSIONABLE EARNINGS(1)
                                                  ----------------------------------------
                                                                          OVER 100% OF
                                                   0-100% OF COVERED         COVERED
                                                   COMPENSATION (2)     COMPENSATION (2)
                                                  -------------------  -------------------
Retirement Income Credit........................            0.7%                 1.2%

------------------------

(1) "Annual Pensionable Earnings" includes cash salaries and bonuses received by the participant but excludes any such earnings in excess of $160,000 for calendar year 1998 and thereafter (plus any increase for cost-of-living as shall be prescribed by the Secretary of the Treasury pursuant to Sections 401(a)(17) and 415(d) of the Code).

(2) "Covered Compensation" means the average of the contributions and benefit bases in effect under Section 230 of the Social Security Act for each such calendar year in the 35 calendar years ending immediately prior to each such calendar year. For calendar year 1998, Covered Compensation equals $29,304.

    Generally, any salaried employee of the Corporation is eligible to participate in the Salaried Provisions after the earlier of the completion of one year of service or attainment of age 40. A participant becomes vested in the Salaried Provisions five years after the participant's hire date. Upon reaching normal retirement at age 65, each participant is generally entitled to receive an annual retirement benefit for life equal to the total of the retirement income credits accrued by him during his period of participation. Such benefit is not subject to any deduction for Social Security benefits. A reduced annual retirement income benefit may be payable to a retired employee under other actuarially equivalent forms of pay-out provided for in the Salaried Provisions. The Salaried Provisions also contain provisions for early retirement and preretirement death benefits payable to spouses and dependent children of certain deceased participants.

    As of December 31, 1998, the annual benefits payable upon retirement under the Salaried Provisions, including accrued benefits from the predecessor plan to the Salaried Provisions, to the Named Executive Officers are stated below. These amounts have been calculated based upon the assumptions that the executives' earnings for 1998 and the covered compensation level of $29,304 will not increase after 1998 and will continue until retirement, and that the executives will continue working until age 65 and become fully vested. Based upon the preceding assumptions, the annual benefits payable as a result of voluntary contributions and the accrued benefits from the predecessor plan to the Salaried Provisions are as follows: Richard DeLisle, $17,720; Debra L. Kackley, $34,707; Mark A. Kirk, $43,000; Glen W. Lindemann, $27,006; and William J. Sickman, $11,369 (as a result of his resignation).

    SENIOR EXECUTIVE BENEFITS PROGRAM. Upon retirement at age 65, William J. Sickman will be entitled to receive up to $3,369 annually under the Corporation's Senior Executive Benefits Program (the "SEBP"), subject to reduction for any benefits payable to Mr. Sickman under any other defined benefit plan. Mr. Sickman is the only Named Executive Officer entitled to receive benefits under the SEBP.

    NON-QUALIFIED RETIREMENT INCOME PLAN II. In April 1998, the Board approved a new retirement plan for senior executives which provides to them the benefits under the Salaried Provisions that they would have received if the Salaried Provisions covered compensation equal to more than the amount specified by the Secretary of the Treasury of the United States ($160,000 for calendar year
1998). The new plan covers all excess earnings beginning on January 1, 1998 for participants identified by the Corporation. Individual participants have not been identified as of the date of this proxy statement.

EMPLOYMENT AND SEVERANCE AGREEMENTS

    The Corporation entered into a management agreement (the "Management Agreement") with Robert P. Collins, dated as of December 18, 1998. The Management Agreement provides for Mr. Collins' employment as Chairman of the Board from November 3, 1998 to December 16, 1999, and automatic extensions for successive one-year terms thereafter unless either the Corporation or Mr. Collins terminates the Management Agreement after the initial period or at the end of any successive one-year term thereafter. During the initial period, Mr. Collins will receive an annual base salary of $200,000 and will be required to devote 25% of full business time to the discharge of his duties as Chairman of the Board. Mr. Collins is not entitled to participate in any of the Corporation's employee benefit plans or receive any perquisites, except that he is entitled to reimbursement for reasonable expenses incurred in performing his duties. In the event that Mr. Collins becomes disabled, the Corporation will have the right to terminate Mr. Collins' continued active service as Chairman of the Board and the payment of compensation under the Management Agreement. If Mr. Collins voluntarily terminates his employment without good reason (as defined in the Management Agreement), the Corporation will pay his full base salary through the effective date of termination. In the event of a change in control (as defined in the Management Agreement), all options granted to Mr. Collins will become immediately exercisable, except that options that would otherwise have become exercisable earlier than five years after the date of grant upon the attainment of a specified price per share of Common Stock (the "Performance-Based Options) will become exercisable to the extent that the sales price in the change in control transaction satisfies the applicable price targets (without regard to the 20-day price maintenance requirement). In addition, to the extent that the sales price in the change in control is above $14.4375 per share, is below $30 per share and is not equal to $18 or $24 per share, a part of the Performance-Based Option will become exercisable equal to the number of shares which would have become exercisable had the sales price been at the next highest price target multiplied by a fraction the numerator of which will equal the amount by which the sales price in the change in control exceeds the next lower price target and the denominator of which will equal the amount by which the next highest price target exceeds the next lower price target. The Stock Option Committee may waive any or all remaining higher stock option price targets and determine to make any or all of such remaining shares exercisable. Stock options that become exercisable in connection with a change in control will remain exercisable until their expiration. SEE "Stock Option Committee Report on Long-Term Executive Compensation--Stock Option Plan." The Corporation has agreed to indemnify Mr. Collins for the amount of any excise tax payable under the Management Agreement, as well as costs incurred in appealing a determination of the Internal Revenue Service as to the applicability of such excise tax.

    The Corporation entered into an amended and restated management agreement dated August 17, 1998 (the "Restated Agreement") with Glen W. Lindemann, which replaced the amended and restated management agreement dated June 9, 1997 which it had entered into with Mr. Lindemann previously. The Restated Agreement provides for Mr. Lindemann's employment as President and Chief Executive Officer of the Corporation from January 1, 1998 to December 31, 2000, and automatic extensions for successive one-year terms thereafter unless either the Corporation or Mr. Lindemann terminates the Restated Agreement on December 31, 2000 or at the end of any successive one-year term thereafter. Mr. Lindemann will receive an annual base salary of $350,000 during the initial term of the Restated Agreement, plus any increases that the Compensation Committee of the Board may approve. Provided that he satisfies any applicable eligibility requirements, Mr. Lindemann is entitled to participate in all employee benefit plans and receive any perquisites provided to senior executives, and will be reimbursed for all reasonable expenses incurred by him in performing his duties. If Mr. Lindemann's employment terminates due to his retirement or death, his benefits will be determined in accordance with the Corporation's retirement and other applicable programs then in effect. In addition, in the event Mr. Lindemann dies, the Corporation will pay to his spouse or the executor or administrator of his estate a pro-rata portion of any bonus which would have been payable to him. In the event Mr. Lindemann becomes disabled, the Corporation can terminate his continued active service as President and Chief Executive Officer and the payment of any compensation and benefits under the Restated Agreement. In such event, the Corporation will pay Mr. Lindemann's benefits in accordance with the Corporation's disability and other applicable plans and programs then in effect, and will pay a pro-rata portion of any bonus which would have been payable to him. If Mr. Lindemann voluntarily terminates his employment without good reason (as defined in the Restated Agreement), the Corporation will pay his full base salary plus all other benefits to which he has a vested right through the effective date of termination.

Mr. Lindemann may, in lieu of receiving any other severance payment, receive the following severance benefits if he voluntarily terminates his employment with good reason or the Corporation terminates his employment other than for cause (as defined in the Restated Agreement): (i) a pro-rata bonus calculated under the Corporation's Bonus Plan for the year in which employment is terminated;
(ii) payment for the cost of outplacement services in an amount equal to up to 17% of his annual base salary; (iii) payment, net of taxes, of the equivalent of 12 months of the applicable monthly car allowance; (iv) immediate exercisability of all stock options, which will remain fully exercisable until the earlier of their expiration or one year after the date of termination; (v) assistance in obtaining the necessary financing to exercise the stock options; (vi) tax and/or legal consultation in connection with the benefits granted under the Restated Agreement, in an amount up to $5,000; and (vii) continued payment of all other benefits to which Mr. Lindemann has a vested right according to any applicable retirement or other benefit program. Having executed a non-competition agreement, Mr. Lindemann will be eligible to receive severance pay in the amount of his monthly base salary in effect on the date of termination by Mr. Lindemann with good reason or by the Corporation other than for cause, as well as life insurance and health care benefits (unless comparable benefits are provided by a subsequent employer), for 24 calendar months following the date of his termination. The Corporation has agreed to indemnify Mr. Lindemann for the amount of any excise tax payable under the Restated Agreement, as well as costs incurred in appealing a determination of the Internal Revenue Service as to the applicability of such excise tax. In the event of a change in control (as defined in the Restated Agreement), all stock options granted to Mr. Lindemann pursuant to the Stock Option Plan will become immediately exercisable and will remain so until their expiration. In the event the Corporation uses the proceeds from a sale or disposition of any of the Corporation's affiliates (as defined in the Restated Agreement) to provide a dividend to the stockholders of the Corporation, the stock options granted to Mr. Lindemann pursuant to the Stock Option Plan will become immediately exercisable in full upon the effective date of such sale or disposition, so that Mr. Lindemann will be entitled to receive the dividend if he exercises the options.

    The Corporation entered into a management agreement dated August 25, 1998 (the "CFO Agreement") with Mark A. Kirk. The CFO Agreement provides for Mr. Kirk's employment as Senior Vice President and Chief Financial Officer of the Corporation from July 6, 1998 to July 5, 2001, and automatic extensions for successive one-year terms thereafter unless either the Corporation or Mr. Kirk terminates the CFO Agreement at the end of the initial three-year term or at the end of any successive one-year term thereafter. Mr. Kirk will receive an annual base salary of $200,000 during the initial term of the CFO Agreement, plus any increases that the Compensation Committee of the Board may approve. Under the CFO Agreement, Mr. Kirk also received a hiring bonus of $50,000, and was guaranteed a 1998 bonus of $50,000 under the Corporation's Bonus Plan. Provided that he satisfies any applicable eligibility requirements, Mr. Kirk is entitled to participate in all employee benefit plans and receive any perquisites provided to senior executives, and will be reimbursed for all reasonable expenses incurred by him in performing his duties. If Mr. Kirk's employment terminates due to his retirement or death, his benefits will be determined in accordance with the Corporation's retirement and other applicable programs then in effect. In addition, in the event Mr. Kirk dies, the Corporation will pay to his spouse or the executor or administrator of his estate a pro-rata portion of any bonus which would have been payable to him. In the event Mr. Kirk becomes disabled, the

Corporation can terminate his continued active service as Senior Vice President and Chief Financial Officer and the payment of any compensation and benefits under the CFO Agreement. In such event, the Corporation will pay Mr. Kirk's benefits in accordance with the Corporation's disability and other applicable plans and programs then in effect, and will pay a pro-rata portion of any bonus which would have been payable to him. If Mr. Kirk voluntarily terminates his employment without good reason (as defined in the CFO Agreement), the Corporation will pay his full base salary plus all other benefits to which he has a vested right through the effective date of termination. Mr. Kirk may, in lieu of receiving any other severance payment, receive the following severance benefits if he voluntarily terminates his employment with good reason or the Corporation terminates his employment other than for cause (as defined in the CFO Agreement): (i) a pro-rata bonus calculated under the Corporation's Bonus Plan for the year in which employment is terminated; (ii) payment for the cost of outplacement services in an amount equal to up to 17% of his annual base salary; (iii) payment, net of taxes, of the equivalent of 12 months of the applicable monthly car allowance; (iv) immediate exercisability of all stock options (except the option to purchase 20,000 shares if there is a change in control (as defined in the CFO Agreement) prior to July 6, 1999), which will remain fully exercisable until the earlier of their expiration or one year after the date of termination; (v) assistance in obtaining the necessary financing to exercise the stock options; (vi) tax and/or legal consultation in connection with the benefits granted under the CFO Agreement, in an amount up to $5,000; and (vii) continued payment of all other benefits to which Mr. Kirk has a vested right according to any applicable retirement or other benefit program. Having executed a non-competition agreement, Mr. Kirk will be eligible to receive severance pay in the amount of his monthly base salary in effect on the date of termination by Mr. Kirk with good reason or by the Corporation other than for cause, as well as life insurance and health care benefits (unless comparable benefits are provided by a subsequent employer), for 24 calendar months following the date of his termination. The Corporation has agreed to indemnify Mr. Kirk for the amount of any excise tax payable under the CFO Agreement, as well as costs incurred in appealing a determination of the Internal Revenue Service as to the applicability of such excise tax. In the event of a change in control, all stock options granted to Mr. Kirk pursuant to the Stock Option Plan will become immediately exercisable and will remain so until their expiration. In the event the Corporation uses the proceeds from a sale or disposition of any of the Corporation's affiliates (as defined in the CFO Agreement) to provide a dividend to the stockholders of the Corporation, the stock options granted to Mr. Kirk pursuant to the Stock Option Plan (except the option to purchase 20,000 shares if there is a change in control prior to July 6, 1999) will become immediately exercisable in full upon the effective date of such sale or disposition, so that Mr. Kirk will be entitled to receive the dividend if he exercises the options. In the event a change in control occurs after the date such a dividend is provided and Mr. Kirk exercises his option to purchase 20,000 shares if there is a change in control prior to July 6, 1999, the Corporation will pay Mr. Kirk an amount in cash equal to the dividend which would have been paid to him if he had been a stockholder of record at the time such a dividend was paid to stockholders.

    The Corporation entered into a management agreement dated September 10, 1998 (the "Employment Agreement") with Debra L. Kackley. The Employment Agreement provides for Ms. Kackley's employment as Vice President, General Counsel and Secretary of the Corporation from August 10, 1998 to August 9, 2001, and automatic extensions for successive one-year terms thereafter unless either the Corporation or Ms. Kackley terminates the Employment Agreement at the end of the initial three-year term or at the end of any successive one-year term thereafter. Ms. Kackley will receive an annual base salary of $120,000 during the initial term of the Employment Agreement, plus any increases that the Compensation Committee of the Board may approve. Provided that she satisfies any applicable eligibility requirements, Ms. Kackley is entitled to participate in all employee benefit plans and receive any perquisites provided to senior executives, and will be reimbursed for all reasonable expenses incurred by her in performing her duties. If Ms. Kackley's employment terminates due to her retirement or death, her benefits will be determined in accordance with the Corporation's retirement and other applicable programs then in effect. In addition, in the event Ms. Kackley dies, the Corporation will pay to her spouse or the executor or administrator of her estate a pro-rata portion of any bonus which would have been payable to her. In the event Ms. Kackley becomes disabled, the Corporation can terminate her continued active service as Vice President, General Counsel and Secretary and the payment of any compensation and benefits under the Employment Agreement. In such event, the Corporation will pay Ms. Kackley's benefits in accordance with the Corporation's disability and other applicable plans and programs then in effect, and will pay a pro-rata portion of any bonus which would have been payable to her. If Ms. Kackley voluntarily terminates her employment without good reason (as defined in the Employment Agreement), the Corporation will pay her full base salary plus all other benefits to which she has a vested right through the effective date of termination. Ms. Kackley may, in lieu of receiving any other severance payment, receive the following severance benefits if she voluntarily terminates her employment with good reason or the Corporation terminates her employment other than for cause (as defined in the Employment Agreement): (i) a pro-rata bonus calculated under the Corporation's Bonus Plan for the year in which employment is terminated; (ii) payment for the cost of outplacement services in an amount equal to up to 17% of her annual base salary; (iii) payment, net of taxes, of the equivalent of 12 months of the applicable monthly car allowance; (iv) immediate exercisability of all stock options, which will remain fully exercisable until the earlier of their expiration or one year after the date of termination; (v) assistance in obtaining the necessary financing to exercise the stock options; (vi) tax and/or legal consultation in connection with the benefits granted under the Employment Agreement, in an amount up to $5,000; and
(vii) continued payment of all other benefits to which Ms. Kackley has a vested right according to any applicable retirement or other benefit program. Having executed a non-competition agreement, Ms. Kackley will be eligible to receive severance pay in the amount of her monthly base salary in effect on the date of termination by Ms. Kackley with good reason or by the Corporation other than for cause, as well as life insurance and health care benefits (unless comparable benefits are provided by a subsequent employer), for 24 calendar months following the date of her termination. The Corporation has agreed to indemnify Ms. Kackley for the amount of any excise tax payable under the Employment Agreement, as well as costs incurred in appealing a determination of the Internal Revenue Service as to the applicability of such excise tax. In the event of a change in control (as defined in the Employment Agreement), all stock options granted to Ms. Kackley pursuant to the Stock Option Plan will become immediately exercisable and will remain so until their expiration. In the event the Corporation uses the proceeds from a sale or disposition of any of the Corporation's affiliates (as defined in the Employment Agreement) to provide a dividend to the stockholders of the Corporation, the stock options granted to Ms. Kackley pursuant to the Stock Option Plan will become immediately exercisable in full upon the effective date of such sale or disposition, so that Ms. Kackley will be entitled to receive the dividend if she exercises the options.

    The Corporation entered into an amended and restated management agreement dated June 11, 1997 (the "1997 Agreement") with William J. Sickman. On November 6, 1998, Mr. Sickman gave notice of his resignation effective on December 21, 1998. The 1997 Agreement provides for Mr. Sickman's employment as Vice President--Corporate Relations for a three-year term, and automatic extensions for successive one-year terms thereafter unless either the Corporation or Mr. Sickman terminates the 1997 Agreement at the end of the initial three-year term or at the end of any successive one-year term thereafter. If Mr. Sickman's employment is terminated due to his retirement or death, his benefits will be determined in accordance with the Corporation's retirement and benefits plans then in effect. In the event Mr. Sickman becomes disabled, the Corporation can terminate Mr. Sickman's 1997 Agreement (but not Mr. Sickman's employment), and Mr. Sickman's benefits will be determined in accordance with the Corporation's disability and other applicable plans then in effect. If the Corporation terminates Mr. Sickman's employment other than for cause (as defined in the 1997 Agreement) or Mr. Sickman terminates his employment for good reason (as defined in the 1997 Agreement and the Addendum described below), the Corporation will, at Mr. Sickman's election, either continue to pay Mr. Sickman his monthly base salary then in effect for 24 full calendar months following the date of such termination or make a lump-sum payment to Mr. Sickman of the amount due. In addition, the Corporation will make a payment to Mr. Sickman of an amount equal to 12 months of the monthly vehicle allowance payments being received at the time of termination; will pay a performance bonus, pro-rated for the current year up to the date of termination; and all options previously granted to Mr. Sickman pursuant to the Stock Option Plan will become immediately vested and the period to exercise such options will be extended to the earlier of one year from the date of termination or the expiration date of the grant. The Corporation also will be obligated to continue to provide Mr. Sickman with his life insurance and health care benefits (unless comparable benefits are provided by a subsequent employer) for 24 months on the same terms and at the same cost as provided to a similarly situated full-time employee; the period of severance will be counted towards vesting in the SEBP; and Mr. Sickman will be entitled to outplacement services in an amount equal to up to 17% of his annual base salary. In the event of any termination, the Corporation will be obligated to pay when due all other benefits to which Mr. Sickman has a vested right.

    The Corporation and Mr. Sickman entered into an addendum to the 1997 Agreement dated August 13, 1998, and modified on October 30, 1998 (the "Addendum"). The Addendum provides that effective November 16, 1998, if Mr. Sickman has not given notice of his intent to terminate his employment, Mr. Sickman's benefits under the SEBP will be eliminated in exchange for the issuance, on that date, of an option to purchase 3,760 shares of Class A Common Stock under the Stock Option Plan at an exercise price equal to the fair market value of a share of Class A Common Stock at the close of business on November 16, 1998. The Addendum modifies the 1997 Agreement to provide that Mr. Sickman's termination of his employment for "good reason" will include his termination of employment prior to December 31, 1998 if Mr. Sickman gives the Corporation advance written notice at least 45 days prior to termination and, in any event, by November 16, 1998. Mr. Sickman so notified the Corporation. The Addendum further provides that a restated management agreement will become effective as of November 16, 1998 unless Mr. Sickman provides written notice on or before November 16, 1998 of his intention to terminate his employment.

                            STOCK PERFORMANCE GRAPH

    The graph reflects a cumulative five-year total return on an investment of $100 on December 31, 1993 in the Corporation's Class A and Class B Common Stock, through December 15, 1998, the Corporation's Common Stock, from December 16, 1998 through December 31, 1999, the Nasdaq Market Index, the peer group used by the Corporation in its 1998 proxy statement (the "Old Peer Group") and a newly constructed peer group (the "New Peer Group") and assumes dividend reinvestment through the fiscal year ending December 31, 1998. The New Peer Group was constructed to reflect the companies in the Corporation's industry. The returns of each company in the peer group are weighted based upon market capitalization. Pursuant to a capital restructuring plan that was approved by the Corporation's stockholders on December 15, 1998, each share of Class A Common Stock and each share of Class B Common Stock was automatically reclassified as and converted into one share of Common Stock.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
                        AMONG SCOTT TECHNOLOGIES, INC.,
                     THE NASDAQ STOCK MARKET (U.S.) INDEX,
                     A NEW PEER GROUP AND AN OLD PEER GROUP
EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

              SCOTT TECHNOLOGIES, INC. CLASS A         NEW PEER GROUP        NASDAQ STOCK MARKET (U.S.)
12/31/93                                      $100                  $100                              $100
12/31/94                                       $44                   $75                               $98
12/31/95                                       $76                  $100                              $138
12/31/96                                       $88                  $154                              $170
12/31/97                                       $96                  $164                              $208
12/15/98
12/31/98                                      $121                  $165                              $294

              SCOTT TECHNOLOGIES, INC. CLASS B**         OLD PEER GROUP
12/31/93                                        $100                  $100
12/31/94                                         $45                   $84
12/31/95                                         $72                   $81
12/31/96                                         $75                   $95
12/31/97                                         $85                  $114
12/15/98                                        $105
12/31/98                                                              $108

* $100 invested on 12/31/93 in stock or index, including reinvestment of dividends; fiscal year ending December 31.
**  This stock was combined with Class A Common Stock, effective 12/16/98.

    The Old Peer Group was constructed to closely resemble the Corporation's market capitalization. The companies in the Corporation's Old Peer Group were companies included on the Fortune 500 Industrial and Farm Equipment companies list and the Corporation intended for the selected companies to have a market capitalization of between $50 million and $600 million. The Old Peer Group consisted of the companies set forth below:

    Detroit Diesel Corporation
    Fedders Corporation
    IMO Industries Inc.
    National Presto Industries Inc.
    Scott Technologies, Inc. Class A
    Terex Corp.
    The Toro Company

    The New Peer Group was adjusted in 1998 to include only those companies that compete in markets similar to those of the Corporation. The New Peer Group consists of the companies set forth below:

    Bacou, USA Inc.
    BE Aerospace Inc.
    Mine Safety Appliances Co.
    Scott Technologies, Inc.

                              CERTAIN TRANSACTIONS

AGREEMENTS WITH BLUM L.P. OR AFFILIATES

    In connection with the Board's consideration of a stockholder rights agreement (the "Rights Agreement"), the Corporation entered into an agreement with Blum L.P. and its affiliates, Richard C. Blum & Associates, Inc. and Richard C. Blum (the "Blum Stockholders"), as of November 6, 1998 (the "Standstill Agreement"). Under the Standstill Agreement, the Blum Stockholders agreed that, absent prior written consent of the Board, they will not facilitate an election contest relating to the election or removal of members of the Board or the deposit of any voting securities in a voting trust or similar arrangement, they will not take any action to acquire or affect the control of the Corporation, and, for as long as the Blum Stockholders have a designee on the Board, they will not sell or purchase any securities of the Corporation without fully complying with the Corporation's insider trading policies and procedures. In return, the Corporation agreed that it will not amend the Rights Agreement to alter or delete the exclusion applicable to certain shares owned by the Blum Stockholders and will include such exclusion in each five-year renewal of the Rights Agreement, unless otherwise approved by the Blum Stockholders. The Standstill Agreement is effective for as long as the Blum Stockholders beneficially own more than 5% of the Corporation's voting securities.

    The Corporation entered into an agreement with RCBA Strategic Partners, L.P., an affiliate of Blum L.P., as of December 15, 1998 (the "Stockholder Agreement"), under which the Corporation agreed to use its best efforts to ensure that N. Colin Lind or, if he is not available, Jeffrey W. Ubben, another managing member of RCBA Strategic Partners, L.P., serves as a director on the Board for as long as RCBA Strategic Partners, L.P. and its affiliates beneficially own at least 8% of the outstanding shares of Common Stock. The Corporation has the right to terminate its obligations under the Stockholder Agreement beginning one year after the effective date of the Stockholder Agreement.

    The Corporation entered into a an agreement with Blum L.P., dated as of December 16, 1998, under which the Corporation agreed to file, upon the request of Blum L.P. made at any time after May 11, 2000, up to two registration statements for underwritten offerings by Blum L.P. and its affiliates of their shares of Common Stock, provided that such a filing would not be inconsistent with the Corporation's interests. In exchange, Blum L.P. agreed to sell its shares of Common Stock generally only pursuant to such registration statements as long as Blum L.P. and its affiliates beneficially own 10% or more of the Corporation's voting power.

CONSULTING AGREEMENT WITH WILLIAM J. SICKMAN

    The Corporation entered into a consulting agreement with William J. Sickman, dated as of December 21, 1998 (the "Consulting Agreement"), under which Mr. Sickman, as an independent contractor, agreed to provide the Corporation with consulting services and advice regarding investor relations and human resources. The Consulting Agreement has a term of 12 months, and may be terminated by either party, with or without cause, upon 30 days' written notice. The Corporation agreed to pay Mr. Sickman $150.00 per hour, plus reasonable expenses.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Corporation's directors and executive officers and persons who own more than ten percent (10%) of the Corporation's outstanding Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership in the Corporation's Common Stock and other equity securities. Specific due dates for these records have been established and the Corporation is required to report in this proxy statement any failure to file by these dates in 1998. Harrison Nesbit, II was required to report transactions on a Form 4 no later than May 10, 1998, and the form was filed on May 14, 1998. Glen W. Lindemann filed an amended Form 5 on April 9, 1999 to report option grants he received in 1997. John P. Reilly filed a Form 4 on December 10, 1998 that reports the withholding of shares in connection with an option exercise in January 1997 and amended Form 4s on April 9, 1999 to correct and reflect the number of shares sold in November 1998.

                            INDEPENDENT ACCOUNTANTS

    Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire, and to respond to appropriate questions from those attending the meeting.

                 CERTAIN DEADLINES FOR THE 2000 ANNUAL MEETING

    Any stockholder proposal submitted to the Corporation pursuant to SEC Rule 14a-8 under the Exchange Act for inclusion in the Corporation's proxy statement and proxy relating to the Corporation's 2000 Annual Meeting of Stockholders must be received by the Corporation no later than December 16, 1999. Any stockholder intending to nominate an individual for election to the Board at the Corporation's 2000 Annual Meeting of Stockholders must provide written notice to the Corporation no later than February 29, 2000. If the Corporation does not receive notice of any other non-Rule 14a-8 matter that a stockholder wishes to raise at the Annual Meeting in 2000 by February 29, 2000, the proxy holders will retain discretionary authority to vote proxies on such matters if they are raised at the 2000 Annual Meeting of Stockholders.

                                 OTHER MATTERS

    The Board does not know of any matters to be presented at the Annual Meeting other than those listed in the Notice of Annual Meeting of Stockholders. However, if other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote in accordance with their best judgment on such matters insofar as the proxies are not limited to the contrary.

    To the extent that information contained in this Proxy Statement is within the knowledge of persons other than the management of the Corporation, the Corporation has relied on such persons for the accuracy and completeness thereof.

    Upon the receipt of a written request from any stockholder entitled to vote at the forthcoming Annual Meeting, the Corporation will mail, at no charge to the stockholder, a copy of the Corporation's annual report on Form 10-K, including the financial statements and schedules required to be filed with the SEC pursuant to Rule 13a-1 under the Securities Exchange Act of 1934, for the Corporation's most recent fiscal year. Requests from beneficial owners of the Corporation's voting securities must set forth a good faith representation that, as of the Record Date for the Annual Meeting, the person making the request was the beneficial owner of securities entitled to vote at such meeting. Written requests for such report should be directed to:

                          Investor Relations Department
                             Scott Technologies, Inc.
                             5875 Landerbrook Drive, Suite 250
                             Mayfield Heights, Ohio 44124

    For directions to the Annual Meeting, please call Toni Kendrick at 440/684-3402.

    You are urged to sign and return your proxy promptly to make certain your shares will be voted at the Annual Meeting. For your convenience, a return envelope is enclosed requiring no additional postage if mailed in the United States.

                                           By Order of the Board of Directors

                                           Glen W. Lindemann
                                           PRESIDENT AND CHIEF EXECUTIVE OFFICER

Dated: April 14, 1999

                                     [LOGO]

                                   DETACH HERE

                            SCOTT TECHNOLOGIES, INC.

                                  COMMON STOCK

                [LOGO]
                                                   PROXY/VOTING INSTRUCTION CARD

      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS ON MAY 26, 1999.
       YOUR VOTE IS IMPORTANT! PLEASE SIGN AND DATE ON THE REVERSE SIDE OF THIS
                                        CARD.
P
      THE UNDERSIGNED HEREBY APPOINTS DEBRA L. KACKLEY AND MARK A. KIRK, AND EACH OF THEM, PROXIES, WITH FULL POWER OF SUBSTITUTION TO APPEAR ON BEHALF OF THE UNDERSIGNED AND TO VOTE ALL SHARES OF COMMON STOCK OF THE UNDERSIGNED AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD AT THE EXECUTIVE OFFICE OF SCOTT TECHNOLOGIES, INC., 5875 LANDERBROOK DRIVE, MAYFIELD HEIGHTS, OHIO 44124, ON WEDNESDAY, MAY 26, 1999 AT 1:00 P.M. LOCAL TIME, AND AT ANY ADJOURNMENT R
      THEREOF, UPON ALL SUBJECTS THAT MAY PROPERLY COME BEFORE THE MEETING, INCLUDING THE MATTER DESCRIBED IN THE PROXY STATEMENT FURNISHED HEREWITH, SUBJECT TO ANY DIRECTIONS INDICATED ON THE REVERSE SIDE OF THIS CARD, HEREBY REVOKING ANY AND ALL PROXIES HERETOFORE GIVEN.
O
      THE PROXIES WILL VOTE "FOR" THE ELECTION OF ALL NOMINEES AS DIRECTORS IF THE APPLICABLE BOX IS NOT MARKED, AND AT THEIR DISCRETION ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.
X
      NOMINEES FOR ELECTION AS DIRECTORS ARE: N. COLIN LIND AND GLEN W.
      LINDEMANN
                      CONTINUED AND TO BE SIGNED ON REVERSE SIDE
Y
      SEE REVERSE SIDE                                          SEE REVERSE SIDE

                                  DETACH HERE

/X/ PLEASE MARK VOTES AS IN THIS EXAMPLE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING PROPOSAL.

1.  ELECTION OF ALL NOMINEES AS DIRECTORS.                     / /  FOR ALL
    NOMINEES        / /  WITHHELD FROM ALL NOMINEES

   NOMINEES: N. COLIN LIND AND GLEN W. LINDEMANN        / /
-----------------------------------------------
                                   FOR ALL NOMINEES EXCEPT AS NOTED ABOVE
                                                   DATE: _________________, 1999

                                                   -----------------------------
                                                             SIGNATURE

                                                   -----------------------------
                                                    SIGNATURE (IF JOINTLY HELD)

                                                   PLEASE SIGN AND RETURN THIS
                                                   PROXY CARD SO THAT YOUR
                                                   SHARES CAN BE REPRESENTED AT
                                                   THE MEETING. IF SIGNING FOR A
                                                   CORPORATION OR PARTNERSHIP OR
                                                   AS AGENT, ATTORNEY OR
                                                   FIDUCIARY, INDICATE THE
                                                   CAPACITY IN WHICH YOU ARE
                                                   SIGNING. IF YOU VOTE BY
                                                   BALLOT, SUCH VOTE WILL
                                                   SUPERSEDE THIS PROXY.

                                          / /  MARK HERE IF YOU PLAN TO ATTEND
                                          THE MEETING
                                          / /  MARK HERE FOR ADDRESS CHANGE AND
                                          NOTE AT LEFT

PLEASE RETURN THIS CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR OTHERWISE TO P.O. BOX 92301, CLEVELAND, OH 44197-1200, SO THAT YOUR SHARES CAN BE REPRESENTED AT THE MEETING.